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                                                                   EXHIBIT 10.12


                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the Amendment), dated as of October 26, 1995, is made by and between MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK and NBD BANK (the "Banks"), and CRESTAR BANK ("Crestar") as agent (the "Agent") for the Banks.

                                    RECITALS

         The Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of January 27, 1995 (as amended, modified or supplemented from time to time, the ("Agreement"). Terms defined in the Agreement shall have the same defined meanings when such terms are used in this Amendment.

         The Borrower and the Banks have agreed to increase the Maximum Amount, subject to the terms and conditions of this Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Banks and the Agent agree as follows:

         1.      The following definition is added to Section 1. 1 of the
Agreement:

                          "Discretionary Letter of Credit" means any Letter of Credit the Agent may issue for the account of the Borrower in accordance with Section 2.3 below.

         2. The following definitions contained in Section 1. 1 of the Agreement are deleted in their entirety and replaced with the following provisions:

                          "Advance Commitment" means $15,619,500 in the case of Crestar and $6,880,500 in the case of NBD.

                          "Agreement" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

                          "Borrowing Base" means, at the time in question, the sum of the following: (a) 75% of Eligible Billed Receivables, plus
         (b)the applicable Inventory Component; provided, however, that the Borrowing Base shall be reduced by an amount equal to the aggregate of the face amounts of Discretionary Letters of Credit, whether such Letters of Credit are now outstanding or hereafter issued.

                          "Maximum Amount" means, with respect to the Advances, $22,500,000.
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         3.      Section 2. 1(b) is deleted in its entirety and replaced with the following provisions:


                          "(b) The Borrower shall immediately prepay the Advances to the extent that the sum of the aggregate unpaid principal balance of the Advances plus the aggregate face amounts of the Discretionary Letters of Credit at any time exceeds the Borrowing Base. If, after such repayment of the Advances, all or a portion of the aggregate face amount of outstanding Discretionary Letters of Credit still exceeds the Borrowing Base, the Borrower, within five days of the Agent's demand therefor, shall pay to the Agent an amount of cash equal to such excess amount, and such amounts of cash shall be held by the Agent in a cash collateral account for the benefit of the Banks, over which the Agent shall have the exclusive power of withdrawal, as security for the Obligations arising out of the Discretionary Letters of Credit and the corresponding LC Agreements."


         4. The figure "$17,500,000" contained in Section 2.11(a) of the Agreement is deleted and replaced with "$22,500,000."

         5. Section 7.3(b) of the Agreement is deleted in its entirety and replaced with the following provisions:

                 "(b) Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, a Leverage Ratio of not greater than (1) 5.25 to 1 as of March 30, 1995 and June 30, 1995, (2) 3.00 to 1 as of September 30, 1995, (3) 2.75 to 1 as of December 31, 1995, through and including the fiscal quarter ending on June 30, 1996, and (4) 2.0 to 1 as of September 30, 1996, and for each fiscal quarter thereafter."

         6. The Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Commitment Percentages, $ 1 ,163. 19, equal to the increased commitment fee payable under Section 2. 11(a) of the Agreement, pro rated to the number of days between the date of this Amendment and December 31, 1995, the last day of the current calendar quarter. Such commitment fee shall be due and payable by the Borrower simultaneously with the execution of this Amendment.

         7. Simultaneously with the execution of this Amendment, the Borrower agrees to execute and deliver to the Banks amended and restated Revolving Notes, in form and substance substantially similar to the original Revolving Notes and reflecting the increase in the Maximum Amount. The Borrower agrees that no Bank shall have any obligation to fund any Advances under the increase in the Maximum Amount effected hereby until each Bank has received its respective amended and restated Revolving Note required under this paragraph 7. After receipt of their respective amended and restated Revolving Note, the Banks agree to return the superseded Revolving Notes to the Borrower.





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         8.      The Borrower agrees that each reference in the Agreement and any other Loan Document (a) to the Obligations shall include the increase in the Maximum Amount effected hereby, (b)to the Revolving Notes shall be a reference to the original Revolving Notes as amended and restated by the Revolving Notes required by paragraph 7 above, and (c) to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

         9. Except for the amendments to the Agreement expressly set forth above, the Agreement and the other Loan Documents shall remain in full force and effect. The Borrower acknowledges and agrees that this Amendment only amends the terms of the Agreement and is not a novation, and the Borrower ratifies and confirms the remaining terms and provisions of the Agreement and the other Loan Documents in all respects. Nothing in this Amendment shall require the Banks to grant any further amendments to the terms of the Loan Documents.

         10. The Borrower acknowledges and agrees that (a) there are no defenses, counterclaims or setoffs against any of its obligations under the Loan Documents, and (b)the prior grant of a security interest in the Collateral created by the Security Agreement and the Patent and Trademark Assignment continues to secure the Obligations (including, but not limited to, the increase in the Maximum Amount effected hereby and the amended and restated Revolving Notes required under paragraph 7 above), is in full force and effect, and is ratified and confirmed by the Borrower in all respects.

         11. The Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrower in the Loan Documents are incorporated by reference m this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Banks in accordance with the provisions of the Loan Documents.

         12. The Borrower agrees to pay all costs and expenses incurred by the Agent in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

         13. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         14. This Amendment may be executed by the parties individually or in any combination, in one or more counterpartS, each of which shall be an original and all of which together constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]





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         WITNESS the following signatures.


                                     BORROWER:
                                     --------


                                     MICRODYNE CORPORATION,
                                     a Maryland corporation


                                     By:\s\ Christopher M. Maginniss
                                        ----------------------------------------
                                     Name:  Christopher M. Maginniss
                                     Title: Executive Vice President


                                     AGENT:
                                     -----

                                     CRESTAR BANK


                                     By:\s\ Miriam M. Sadler
                                        ----------------------------------------
                                             Miriam M. Sadler
                                             Senior Vice President


                                     BANKS:
                                     -----

                                     CRESTAR BANK


                                     By:\s\ Miriam M. Sadler
                                        ----------------------------------------
                                             Miriam M. Sadler
                                             Senior Vice President


                                     NBD BANK


                                     By:\s\ Larry E. Schuster
                                        ----------------------------------------
                                     Name:  Larry E. Schuster
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------






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